EXHIBIT 4

COMMON STOCK CERTIFICATE NO.	COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP

SFSB, INC.

ORGANIZED UNDER THE LAWS OF THE UNITED STATES

THIS CERTIFIES THAT is the owner of:	SPECIMEN

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.01 PAR VALUE

PER SHARE OF SFSB, INC.

a stock company organized under the laws of the United States

The shares represented by this certificate are transferable only on the stock transfer books of SFSB, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Charter and Bylaws of the Company and any amendments thereto (copies of which are on file with the Secretary of the Company), to all of which provisions the holder by acceptance hereof, assents. The shares evidenced by this certificate are not of any insurable type and are not insured by the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, SFSB, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:	[SEAL]

President and Chief Executive Officer	Secretary

The shares represented by this Certificate are subject to a limitation contained in the Charter to the effect that in no event shall any person, other than Slavie Bancorp, MHC, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of the outstanding shares of common stock. Shares beneficially owned in excess of this limitation shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares. This limitation is in effect for a period of five years from the date of organization of Slavie Federal Savings Bank in capital stock form.

The Board of Directors of the Company is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualification, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge as a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFTS MIN ACT - custodian (Cust) (Minor)

TEN ENT – as tenants by the entireties	under Uniform Gifts to Minors Act

_____________________________
(State)

JF TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

shares of the common stock represented by this
certificate and do hereby irrevocably constitute and appoint

, attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17 Ad-15

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